Exhibit 99.1

Investors:

Lisa Ciota: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY PARTNERS, L.P. COMPLETES ACQUISITION

OF 75 PERCENT INTEREST IN THE GRANITE CITY COKEMAKING FACILITY

•	Acquired 75 percent interest in the Granite City, Ill., cokemaking facility for a total transaction value of $245 million
•	Expect the 75 percent interest in the Granite City operations will contribute approximately $30 million to 2015 Adjusted EBITDA and increase distributable cash flow per limited partner unit by $0.10 to $0.11

LISLE, Ill. (January 13, 2015) – On January 13, 2015, SunCoke Energy Partners, L.P. (NYSE: SXCP) completed the acquisition of a 75 percent interest in the Granite City cokemaking facility from its sponsor, SunCoke Energy, Inc. (NYSE: SXC).

The Granite City cokemaking facility, which began operations in 2009, has annual cokemaking capacity of 650,000 tons and produces super-heated steam for power generation. Both the coke and power is provided to United States Steel Corporation under a long-term take-or-pay contract that expires in 2025. On an annual basis, SXCP expects this 75 percent interest in the Granite City operations will contribute approximately $30 million to 2015 Adjusted EBITDA and add $11 million to $12 million to distributable cash flow. Ongoing capital expenditures and the replacement capital expenditure accrual for the 75 percent interest in this facility are anticipated to total about $4 million annually.

The total value paid to SXC for the 75 percent interest in the Granite City facility was $245 million and included $50.6 million of limited partner interest, $1 million of general partner interest as well as the assumption of $135 million principal amount of SXC’s outstanding 7.625 percent senior notes. SXCP intends to call these notes for redemption and expects to pay $5.6 million of accrued interest to the date of redemption and $7.7 million of redemption premium in connection therewith.

The debt assumption and planned redemption of SXC’s notes will be funded with gross proceeds of $200 million from an offering of SXCP’s 7.375 percent senior unsecured notes. The remaining cash proceeds from this offering will used to pre-fund SXC’s approximately $45 million obligation to indemnify SXCP for the anticipated cost of an environmental project at Granite City, pay transaction costs of approximately $6 million and for other general partnership purposes.

UPCOMING EVENTS

SXCP plans to issue fourth quarter 2014 earnings and 2015 guidance before market opens and host an investor conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, January 29, 2015. This conference call will be webcast live and archived for replay in the Investor Relations section of www.sxcpartners.com. Investors may participate on this call by dialing 1-800-446-2782 in the U.S. or 1-847-413-3235 if outside the U.S., confirmation code 38744444.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries. Our advanced, heat recovery cokemaking process produces consistently high-quality coke, captures waste heat to generate steam or electricity, and reduces environmental impacts. Our coal handling terminals have the collective capacity to blend and transload more than 30 million tons of coal annually and are strategically located to enable material delivery to U.S. ports in the Gulf Coast, East Coast and Great Lakes. Our General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), the largest independent producer of coke in the Americas, with 50 years of cokemaking experience and an international reputation for leadership, innovation and environmental stewardship in our industry.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for asset and goodwill impairment and sales discounts. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. These credits expired in 2012. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of SXCP’s net assets and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure of operating performance that is not defined by GAAP, does not represent and should not be considered a substitute for net income as determined in accordance with GAAP. Calculations of Adjusted EBITDA may not be comparable to those reported by other companies.

•	Adjusted EBITDA attributable to SXC/SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•	Distributable Cash Flow equals Adjusted EBITDA less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures, and cash distributions to non-controlling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;
•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;
•	SXCP’s ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation, or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.sxcpartners.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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